UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

AZUR PHARMA PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 333-177528

Ireland	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

45 Fitzwilliam Square, Dublin 2, Ireland

(Address of principal executive offices, including zip code)

011 353 1 634 4183

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2011, the Board of Directors of the Azur Pharma Public Limited Company (the “Company”) and the shareholders of the Company, each by unanimous written consent, approved the following changes to the Company’s Share Option Plan:

•

modifications to allow for options issued pursuant to the Share Option Plan to become fully vested and exercisable immediately prior to completion of the merger (the “Merger”) of the Company’s subsidiary, Jaguar Merger Sub Inc. with and into Jazz Pharmaceuticals, Inc. (“Jazz Pharmaceuticals”), subject to consummation of the Merger;

•	a modification to the procedure in relation to exercise of options on consummation of the Merger so as to permit:

(i)	with the consent of the relevant holder, Net Exercise (as defined below) as the method of consideration for exercising options (“Net Exercise” meaning, with respect to a particular option (i) payment by the holder of the aggregate par value of the ordinary shares subject to such option (the “Par Amount”) and (ii) the reduction of the total number of ordinary shares issuable upon exercise of such option by the largest whole number of such shares having an aggregate value on the date of consummation of the Merger equal to the difference between (x) the aggregate exercise price of such option and (y) the Par Amount and (iii) payment by the relevant holder of such option of the remaining exercise price of such option resulting from the fact that fractional shares will not be withheld); and

(ii)	the Company, in its sole discretion, subject to the consent of the relevant holder and with Jazz Pharmaceuticals’ approval, to satisfy any tax withholding obligations arising from the exercise of an option by withholding from any compensation otherwise payable to the holder of such option, by causing the holder of such option to tender a cash or check payment or by withholding ordinary shares from the ordinary shares issued or otherwise issuable to the holder of such option in connection with the option with a value on the date of completion of the Merger equal to the amount of the withholding tax obligation (the “Tax Withholding Provision”);

•

remove the discretion of the Company to issue options to any person other than a “Qualifying Person” and to amend the definition of “Qualifying Person” by the removal of directors holding non-executive office;

•

allow for options to be adjusted to give effect to all capitalization adjustments to be effected in connection with the Merger without the surrender and re-grant of such options and without obtaining written approval from the Company’s accountants; and

•	provide for the termination of the Share Option Plan no later than consummation of the Merger.

A copy of the Company’s Amended and Restated Rules of the Share Option Plan, as so amended and restated, is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 9, 2011, the shareholders of the Company, by unanimous written consent, approved (i) an amendment to the Company’s memorandum and articles of association to change the Company’s name to “Jazz Pharmaceuticals plc” to become effective as of a later date prior to the consummation of the Merger and (ii) changes to the Company’ Share Option Plan, as described in more detail in Item 5.02 of this current report, the text of which is incorporated by reference into this Item 5.07.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Rules of Azur Pharma Public Limited Company Share Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AZUR PHARMA PUBLIC LIMITED COMPANY

By:	/s/ David Brabazon
Name: David Brabazon
Title: Chief Financial Officer

Date: December 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Rules of Azur Pharma Public Limited Company Share Option Plan